Exhibit 99.1

FOCUS ENHANCEMENTS, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

1.                                       Purpose.  This Stock Incentive Plan, to be known as the 2000 Stock Incentive Plan and its subsidiaries (hereinafter, this “Plan”) is intended to promote the interests of FOCUS Enhancements, Inc. (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons to serve as employees of the Company or members of its Board of Directors (the “Board”).

2.                                       Available Shares.  The total number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) for which awards of options or restricted stock may be granted under this Plan shall not exceed 5,500,000 shares, subject to adjustment in accordance with paragraph 11 of this Plan.  Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.  If any shares under option or restricted stock granted under this Plan are forfeited to the Company, lapse without exercise in whole or in part, or are tendered by an employee or Board member or withheld by the Company to pay the exercise or purchase price of an award or to pay taxes due upon such exercise or purchase shall revert to and again become available for issuance under the Plan.

3.                                       Administration.  This Plan shall be administered by the Board or by a committee appointed by the Board (the “Committee”).  In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan.  In such event, the word “Committee” wherever used herein shall be deemed to mean the Board.  The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.                                       Grant of options or Restricted Stock / Eligibility.  Subject to the availability of shares under this Plan, the Committee may make grants of options and/or restricted stock to employees of the Company and/or members of the Board under this Plan from time to time.  Notwithstanding the foregoing, the Committee shall not in any calendar year make a single grant or combination of grants to any one employee or Board member in excess of 500,000 shares under option and/or 250,000 shares of restricted stock.

Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options hereunder is in all respect subject to this Plan and options granted under it shall be of no force and effect unless and until the approval of this Plan in accordance with the Company’s by-laws by the vote of the holders of a majority of the Company’s shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders at which this Plan is presented for approval.

5.                                       Option Price.  The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted.  The option price will be subject to adjustment in accordance with the provisions of paragraph 11 of this Plan.  For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the lower of (1) the last sale price of our common stock on such date, or (2) the opening sale price on the date fair market value is determined, where the opening sale price is represented by the closing sale price on the trading day immediately prior, in the case where the stock is traded on the NASDAQ Capital Market or NASDAQ National Market.  Alternatively, fair market value shall be determined by the average between the highest and lowest sales price quoted (on that date) by an established quotation service for over-the-counter securities, if the common stock is not reported on the NASDAQ Capital Market or NASDAQ National Market.  However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

6.                                       Period of Option.  Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option, or other date as determined by the Committee from time to time, but in no event shall the Committee provide an option expiration date of more than ten (10) years after the grant date of the option.

7.                                       (a)  Vesting of Shares and Non-Transferability of Options.  Options granted under this Plan shall not be exercisable until they become vested.  Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the vesting set forth in the option Agreement.  The Committee shall determine the vesting schedule for the shares under option and shall set forth such vesting schedule in the award agreement.  Vesting may be based any of the following: (i) continuous employment with the Company, (ii) performance, or (iii) any combination of (i) and (ii).  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to accelerate the vesting of the shares that are under option, in whole or in part, at any time.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, that if stockholder approval is required under applicable law, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company’s stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

(b)                                 Meetings.  Notwithstanding subsection (a) of this Section 7, if a Board optionee fails to attend at least  50% of the Board meetings held in the twelve months prior to any vesting date, the number of shares vesting on such vesting date shall be reduced proportionately based on the percentage of Board meetings attended by such optionee.

(c)                                  Non-transferability.  Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee’s lifetime only by him or her.

8.                                       Termination of Option Rights.

(a)                                  Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to extend the period o f time that an option may be exercised following the date the optionee ceases to be an employee of Company or a member of the Board.

(b)                                 In the event that an optionee ceases to be an employee of the Company or a member of the Board, as the case may be, by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) for a period of one year thereafter.  Any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors or an employee may be exercised, to the extent any portion of such options are then exercisable, by the optionee at any time prior to the scheduled expiration date of the option.  Notwithstanding the foregoing, in the event any optionee (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any option granted to such optionee which is not then exercisable shall be accelerated and such option shall be fully exercisable by the optionee at any time prior to the scheduled expiration date.  No portion of this option may be exercised if the optionee is removed from the Board of Directors for any one of the following reasons:  (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or polices of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

9.                                       Exercise of Option.  Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by  mail or in person addressed to FOCUS Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008, at its principal executive offices, or other such address as optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.  Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to settle options that are exercised by way of the “cashless exercise” method described in (c) of this paragraph 9 through an issuance of the “net shares,” where the term “net shares” is the number of shares that is equivalent in value to the fair market value of the underlying stock on the exercise date, as determined in accordance with the provisions of paragraph 5, less the exercise price.  There shall be no such exercise at any one time as to fewer than one hundred (100) shares.  The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full.  The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

10.                                 Restricted Stock.  Restricted stock awards under the Plan shall consist of grants of shares of Common Stock of the Company subject to the terms and conditions hereinafter provided.

(a)                                  Grant of Awards.  The Committee shall (i) select the officers and key employees to whom restricted stock may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the issue price; (iv) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (v) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.  Restricted shares may be granted to Board members in lieu of Board fees.

(b)                                 Terms and Conditions of Awards.  Any restricted stock award granted under the Plan shall be evidenced by a Restricted Stock Agreement executed by the Company and the recipient, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1)                                  Number of Shares Subject to an Award:  The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the award.

(2)                                  Restriction Period:  The period of restriction applicable to each award shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise.  The Restriction Period applicable to each award shall commence on the Award Date.

(3)                                  Consideration:  With respect to employees of the Company, each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such award, or as otherwise determined by the Committee, and any shares covered by such an award shall lapse if the recipient does not remain in the continuous employ of the Company for at least one year from the date of the granting of the award, except as otherwise determined by the Committee.

(4)                                  Restriction Criteria:  The Committee shall establish the criteria upon which the Restriction Period shall be based.  Restrictions shall be based upon either or both of (i) the continued employment of the recipient or (ii) the attainment by the Company of one or more of the following measures of operating performance: earnings, revenue, operating or net cash flows, financial return ratios, total shareholder return, market share.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to remove any and all restrictions prior to the end of the Restriction Period.

The Committee shall establish the specific targets for the selected criteria and, in its judgment, can select additional measures of performance.  These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.  These targets may be based upon the total Company, one or more business units of the Company or a defined business unit that the executive has responsibility for or influence over.  In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the award or the extent to which a participant’s right to receive an award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing.  The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c)                                  Terms and Conditions of Restrictions and Forfeitures.  The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1)                                  During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan.

(2)                                  Except as provided in Section 10(c)(1), or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock.

(3)                                  In the event of a participant’s retirement, death or disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 10(b)(2) with respect to an award prior to retirement, death or disability, or as otherwise determined by the Committee, the participant, or the participant’s estate, shall be entitled to receive that proportion (to the nearest whole share) of the number of shares subject to the award granted as the number of months of the Restriction Period which have elapsed since the award date to the date at which the participant’s retirement, death or disability occurs, bears to the total number of months in the Restriction Period.  The participant’s right to receive any remaining shares shall be canceled and forfeited and the shares will be deemed to be reacquired by the Company.

(4)                                  In the event of a participant’s retirement, death, disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of such participant’s restricted stock.

(5)                                  Upon termination of employment for any reason during the Restriction Period, subject to the provisions of paragraph 10(c)(3) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, all shares still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(6)                                  A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares of a restricted stock award by delivering to the Company a written notice of such waiver.

(7)                                  Notwithstanding the other provisions of this Section 10, the Committee may adopt rules that would permit a gift by a participant of restricted shares to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(8)                                  Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

11.                                 Adjustments Upon Changes in Capitalization and Other Events.  Upon the occurrence of any of the following events, an optionee’s rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a)                                  Stock Dividends and Stock Splits.  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

(b)                                 Recapitalization Adjustments. If (i) the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise and (ii) the Board resolves at its sole discretion to vest options upon the completion of such merger or sale, then each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, re-capitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of such options, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

(c)                                  Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d)                                 Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to awards which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

12.                                 Reorganization or Liquidation of the Company.  In the event of (a) the complete liquidation of the Company, (b) a merger, reorganization, or consolidation of the Company with any other corporation (other than a Subsidiary of the Company) in which the Company is not the surviving corporation or reverse merger in which the Company is the surviving corporation, but in either case, in which the stock holders of the Company immediately prior to such merger, reorganization or consolidation own less than a majority of the outstanding voting securities of the surviving corporation, or (c) the sale of all or substantially all of the Company’s assets, any unvested restricted stock and unexercised options then outstanding shall be deemed canceled as of the effective date of such event unless the surviving corporation or its parent in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the unvested restricted stock and unexercised options under the Plan or to issue substitute unvested restricted stock and options in place thereof.  Notwithstanding anything in this Plan or any option agreement to the contrary, the Company shall not be deemed to have been liquidated by reason of the merger or consolidation of the Company with or into a Subsidiary of the Company in a transaction in which the Company is not the surviving corporation.  The Company shall give each optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale.  Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the 30-day period prior to the effective date of any such merger, reorganization , consolidation or sale, shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding options shall be exercisable as otherwise determined under the applicable option agreement and without consideration of this paragraph 12 or the corresponding provisions of any option agreement.

13.                                 Legend on Certificates.  The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

14.                                 Representations of Optionee.  If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

15.                                 Option Agreement.  Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted.  The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

16.                                 Termination and Amendment of Plan.  Options may no longer be granted under this Plan after April 27, 2010, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.  The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 11), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.  Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

17.                                 Withholding of Income Taxes.  Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect to amounts considered to be compensation includible in the optionee’s gross income.  At the election of the optionee or restricted stockholder, the withholding obligation may be satisfied: (a) through payment in United States dollars in cash or check, (b) through the optionee’s or restricted stockholder’s surrender of shares of Common Stock that the optionee or restricted stockholder had owned for more than six (6) months prior to the date of such transfer, (c) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay any tax withholding resulting from such exercise, and (d) through the Company’s retention of shares of Common Stock which would otherwise be issued as a result of the exercise of the option or the award of the restricted stock.  Notwithstanding the foregoing, in the case where optionee elects tax withholding alternative (c), the Committee shall have the authority, in their absolute discretion to satisfy the employer tax withholding through the Company’s retention of shares of Common Stock which would otherwise be issued as a result of the exercise of the option.

18.                                 Compliance with Regulations.  It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof.  If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

19.                                 Governing Law.  The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Approved by Board of Directors of the Company, as amended: September 28, 2005.